UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT  TO  SECTION  13  OR  15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                       Date  of  Report:  November  26,  2001

                        Commission  File  Number:  0-26699

Nevada                                                                87-0411941
(Jurisdiction  of  Incorporation)           (I.R.S. Employer Identification No.)


2701  N.  Rocky  Point  Dr.,  Suite  200,  Tampa,  Florida                 33607
(Address  of  principal  executive  offices)                         (Zip  Code)


Registrant's  telephone  number,  including  area  code:         (813)  282-1717

Securities  registered  pursuant  to  Section  12(g)  of  the  Act:     Common
stock,  par  value  $0.001

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 ITEM  5.  OTHER  EVENTS.  On  November  26,  2001  we  issued  a  news  release announcing the signing of an Agreement and Plan of Reorganization by and among Reliant Interactive Media Corp., Thane International, Inc., Thane Acquisition Corp., and certain of our stockholders and management, i.e., Kevin Harrington, Tim Harrington and Mel Arthur. A copy of that news release is attached hereto and filed as an Exhibit to this filing on Form 8-K. YOU ARE URGED TO REVIEW ALL RELEVANT DOCUMENTS AND OTHER INFORMATION PERTAINING TO THE PROPOSED MERGER TRANSACTION WHEN THESE DOCUMENTS ARE FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION. These filing as well as other periodic reports that we file to disclose current information about our company are available at no charge to you on the Commission's website located at www.sec.gov.

Exhibits:     News  Release  dated  November  26,  2001


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the Registrant and in the capacity and on the date indicated.

Dated:  November  26,  2001

      RELIANT  INTERACTIVE  MEDIA  CORP.

          By:  /s/Kevin  Harrrington
                  Kevin  Harrington
                  Chairman  and  CEO

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                                     EXHIBIT

                                  NEWS RELEASE
                             Dated November 26, 2001


    RELIANT INTERACTIVE MEDIA AND THANE INTERNATIONAL ANNOUNCE PLANS TO MERGE


     Tampa, Fla. and La Quinta, CA-(BUSINESS WIRE)-November 26, 2001-Kevin Harrington, Chairman & CEO of Tampa-based Reliant Interactive Media Corp. (OTCBB: RIMC) (web sites www.rimc.com and www.asseenontvpc.com) announced today it has entered into a definitive merger agreement pursuant to which it will combine with Thane International, Inc. ("Thane") in a stock for stock transaction. Thane, a leading direct marketer of consumer products, recorded revenues and EBITDA of over $200 Million and $25 Million respectively, in the nine months ended September 30, 2001. The combined entity would have pro forma revenues and EBITDA of over $300 Million and $27 Million (excluding a non-cash charge for stock bonus compensation for Reliant) respectively, for the nine months ended September 30, 2001. Under the terms of the agreement, Thane's 1.1 Million existing shares will be exchanged into newly issued Reliant shares representing approximately 90% of Reliant's then outstanding shares. Simultaneously, Reliant will be reincorporated in Delaware and renamed Thane International, Inc. The majority shareholder of Thane is H.I.G. Capital, LLC of Miami, Florida.

After the merger is completed, it is expected that management of Reliant will operate a division of the company responsible for the direct response television marketing ("DRTV") of products in the United States for the combined entities. Thane will utilize its global infrastructure to market products through all other channels of distribution. These other channels of distribution include international DRTV, retail sales, internet sales, sales on shopping channels, catalogue sales and other print media.

In commenting on the transaction, Kevin Harrington, CEO of Reliant, noted: "We are delighted with this transaction, which we believe will bring significant value to the shareholders of Reliant and Thane. By gaining access to Thane's worldwide channels of distribution and its significant financial resources, we expect that we will be able to grow our business to a higher level, and to much greater profitability, than we could on our own. The fit between the two companies is ideal, as each brings distinct strengths to the merger. The

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management  of  our  company  has  a  great ability to find and develop exciting products, and Thane has an unmatched ability in our industry to market these products globally. We truly believe that this is a business combination in which 1 + 1 will equal more than 2."

     Bill Hay, CEO of Thane International, commented "I have known Kevin for over twelve years and look forward to working with him and his team, whose track record of developing successful DRTV products is truly impressive. Together, we have the synergies to create a global marketing powerhouse, on track to generate over $400 Million and $36 Million in pro forma revenues and EBITDA, respectively, in calendar year 2001 (excluding any one-time charges associated with completing this transaction). I believe that our capabilities in this industry will be unmatched because of these factors:

1     a  diversified  product  line  including  fitness,  health  and  beauty, housewares  and  electronics;
2     cradle-to-grave  distribution  channels  including  DRTV,  print, telemarketing, wholesale, (including retail, catalogs, and home shopping networks) and Internet;
3     worldwide  distribution  in over 80 countries, with 8 offices in the U.S.,
Canada,  Germany  and  the  U.K."


     Kevin Harrington, Tim Harrington and Mel Arthur, who together own over 50% of Reliant's outstanding shares, have agreed to vote their shares in favor of the proposed transaction. Kevin Harrington will assume the role of Vice Chairman of the combined entity. Tim Harrington will serve as President of the U.S. Direct Response Television (DRTV) operation. Mel Arthur will be President of the As Seen on TVPC subsidiary. Bill Hay, Thane's current CEO, will assume the role of CEO of the combined entity.


About  Thane  International,  Inc.

     Thane ranks among the leading direct response and retail marketers in the world. Based in the Palm Desert community of La Quinta, Calif., Thane has created highly successful brands in such diverse product categories as health and beauty, fitness, kitchen/housewares, entertainment, learning and pet care. Through Thane Direct, Thane's global marketing and distribution operations extend across all continents, and its products are sold in over 80 countries worldwide.

A vertically integrated consumer products organization, Thane International maintains operations in product development, commercial production, manufacturing, sales & marketing and distribution. As a result of its consistent success in product development and consumer marketing, the company attracts product owners throughout the world, who turn to Thane as their exclusive marketing ally. Throughout its nearly decade-long history, Thane International has built an industry-wide reputation for integrity, creativity and innovativeness. In 1999, H.I.G. Capital, LLC, a Miami-based investment

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group, acquired a majority interest in Thane International.  The acquisition has helped propel Thane's strategic expansion that further the Company's leadership position in all key areas of direct marketing.

About  H.I.G.  Capital
H.I.G. Capital, a leading private investment firm with a controlling stake in over 30 companies with aggregate annual revenues in excess of $3 Billion, will own just over 50% of Reliant's common shares at closing, with the balance being held by Thane and Reliant management, as well as public shareholders. Sami Mnaymneh, Managing Director of H.I.G., noted that the firm, whose backers include Goldman, Sachs, Credit Suisse First Boston, First Union Bank and G.E., is committed to helping Thane further build on its leading market position and will be working closely with management to implement an aggressive program of synergistic add-on acquisitions.


About  Reliant  Interactive  Media,  Corp.

Reliant is a multimedia direct marketing company that sells computers, consumer electronics and other products. These products are primarily sold via long-form television commercial productions and through the company's websites (www.rimc.com and www.asseenontvpc.com). The company was founded in 1984, and current management took over in late 1998, and launched operations in early 1999. Reliant is run by brothers Kevin and Tim Harrington and Mel Arthur, who have advanced the concept of interactive product selling through television productions and the websites.


Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements that include the words ``believes,'' ``expects,'' ``anticipates'' or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Reliant Interactive Media Corp. (the Company) to differ materially from those expressed or implied by such forward-looking statements. (Such factors include, among others, the risk factors contained in the company's Annual Reports and other filings with the Securities and Exchange Commission.) In addition, description of anyone's past success, either financial or strategic, is no guarantee of future success. The pro-forma revenues and EBIDTA that are reported in this release or based in part on unaudited financial statements that are believed to fairly reflect the financial information that is reported. The Company will remain dependent upon future financing for its growth and development, and for it to successfully implement its business plan. No statement contained herein should be construed as indicating that such financing is or will be available, and if available, will be on terms favorable to the Company. This news release speaks as of the date first set forth above and the Company assumes no responsibility to update the information included herein for events occurring after the date hereof.


For  more  information,  please  contact  either:

1.        Kevin  Harrington                    2.     Bill  Hay
          CEO                                         CEO
          Reliant  Interactive  Media  Corp.          Thane  International, Inc
          (813)  282-1717                             (760)  777-0217

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